CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated February 5, 1999 included or incorporated by reference in Georgia-Pacific Corporation's Annual Report on Form 10-K for the year ended December 31, 1998, as amended on Form 10-K/A filed on April 7, 1999, and to all references to our Firm included in this registration statement.

/s/ Arthur Andersen LLP

Atlanta, Georgia
December 23, 1999